Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Mesa Laboratories, Inc. on Form S-8 of our report dated June 27, 2008, included in the Annual Report on Form 10-K of Mesa Laboratories, Inc. for the year ended March 31, 2008.  We also consent to the reference to our firm in this Prospectus under the caption “Experts”.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

July 8, 2008

Denver, Colorado